02:21:30 p.m. 04-22-2025 | 3 | 7753225623

04/22/2025 15:13 7753225623 NEVADA AGE 3

FVAguilar

Docusign Envelope ID: FE315E7F-27A1-419D-9F69-C006ABAF4F5C

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Conexeu Sciences Inc. Entity or Nevada Business Identification Number (NVID): NV20253331885
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 1,000,000,000 shares of common stock with par value of $0.001 per share and 200,000,000 shares of preferred stock with par value of $0.001 per share
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 250,000,000 shares of common stock with par value of $0.001 per share and 50,000,000 shares of preferred stock with par value of $0.001 per share.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 1:4 reverse stock split, therefore, 9,505,618 shares of common stock to be issued for 38,022,445 shares of common stock issued and outstanding.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Any fractional shares will be rounded up to the nearest whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Signed by: Michael Wright 6B07D4364F2A4FB... Signature of Officer Chief Executive Office Title Signed by: Michael Wright 6B07D4364F2A4FB... Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

Page 1 of 1
Revised: 8/1/2023

Filed in the Office of

Secretary of State State Of Nevada

Business Number

E48149682025-2

Filing Number

20254840505

Filed On

4/22/2025 2:21:00 PM

Number of Pages